Exhibit 10.36




                       BOLLGARD(R) GENE LICENSE AGREEMENT

         THIS AGREEMENT is made as of the 7th day of June, 2002, by and between Monsanto Company ("MONSANTO"), having a place of business at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, and Delta and Pine Land Company ("D&PL"), D&PL International Technology Corp. ("DITC") and D&M International LLC ("D&M") having places of business at One Cotton Row, Scott, Mississippi 38772.

                             SECTION 1 - BACKGROUND

1.1 MONSANTO has developed and has a present intention to continue to develop TECHNOLOGY which is useful in the production of genetically modified cotton plants exhibiting resistance to LEPIDOPTERAN INSECTS and also possesses certain know-how and germplasm relating to such cotton plants. D&PL has produced proprietary cotton varieties containing such MONSANTO TECHNOLOGY.

1.2 Whereas, MONSANTO's parent company, Pharmacia Corporation (formerly known as Monsanto Company) ("PHARMACIA") and DITC (formerly known as D&PL Technology Corp.), a wholly-owned subsidiary of D&PL, formed D&M, with DITC as the Managing Member.

1.3 PHARMACIA and DITC approved the establishment and ownership of businesses by D&M in Hebei Province and in Anhui Province, Peoples Republic of China, in Argentina and in Brazil. On May 28, 2002, D&M redeemed PHARMACIA's interest in D&M.

1.4 DITC, as Managing Member of D&M, caused the establishment of the D&M JOINT VENTURE COMPANIES, owned in part (either directly or indirectly) by D&M, and in part by third parties, in Hebei Province and in Anhui Province, Peoples Republic of China, in Argentina and in Brazil.

1.5 PHARMACIA and D&PL entered into the OPTION AGREEMENT under which PHARMACIA granted to D&PL, and D&PL holds, certain options to license, outside the United States of America (and in certain cases inside the United States of America), certain technology owned or controlled by MONSANTO.

1.6 D&M has granted to each of the D&M JOINT VENTURE COMPANIES a license to a LEPIDOPTERAN-ACTIVE GENE and related MONSANTO TECHNOLOGY for use in the production and sale of cotton planting seed in a certain geographical territory as described in the D&M LICENSES.

1.7 The parties wish to formalize the grant of licenses from MONSANTO to D&PL and sublicenses from D&PL to D&M in connection with the D&M LICENSES and to set out the terms of payment for royalties due to MONSANTO and to DITC;

         Now, therefore, the Parties do agree as follows:

                           SECTION 2 - INTERPRETATION

2.1      DEFINITIONS:  In this Agreement, unless the context otherwise requires:

2.1.1 The term "AFFILIATE" means an entity which controls, is controlled by, or is under common control with another company; "control" being defined as owning more than fifty percent (50%) of the voting shares of the controlled entity, or the power to nominate more than half of the directors, or the power otherwise to determine the policy of a company or organization. The JV COMPANIES shall be considered to be AFFILIATES of D&PL regardless of the percentage ownership.

2.1.2 The term "B.t. TOXIN" means the insecticidal protein derived from Bacillus thuringiensis, and any active fragment, modification, deletion, or mutation thereof, which is toxic to LEPIDOPTERAN INSECTS.

2.1.3 The term "COMMERCIAL DEVELOPMENT" of a LEPIDOPTERAN ACTIVE GENE means the evaluation of such LEPIDOPTERAN ACTIVE GENE by D&PL in one or more DELTAPINE CULTIVARS and/or by a third party in such third party's cultivars.

2.1.4 The term "COMMERCIAL SALE" with respect to a LEPIDOPTERAN ACTIVE GENE means sale or other transfer for value of COTTON PLANTING SEED containing such LEPIDOPTERAN-ACTIVE GENE for use in producing a commercial commodity cotton crop (other than sale or other transfer for testing or seed multiplication on behalf of the transferor).

2.1.5 The term "COMPENSATION" means the partial consideration for the LICENSES determined for each LICENSED COUNTRY according to the terms of the respective D&M LICENSES.

2.1.6 The term "COTTON PLANTING SEED" means cotton seed which is intended for and has been so produced and conditioned as to be suitable for planting to produce a commercial cotton crop.

2.1.7 The term "D&M JOINT VENTURE COMPANY" or "D&M JOINT VENTURE COMPANIES" means one or more of the following: MDM Maeda Delta Pine Monsanto Algodao Ltda. (Brazil), CDM Mandiyu S.R.L. (Argentina), Hebei Ji Dai Cotton Seed Technology Company, Ltd., and Anhui An Dai Cotton Seed Technology Company, ltd. (both for China).

2.1.8 The term "D&M" means D&M International LLC, a Missouri limited liability company having its principal place of business at One Cotton Row, Scott, Mississippi, 38772.

2.1.9 The term "D&M LICENSES" shall mean those licenses granted by D&M to the D&M JOINT VENTURE COMPANIES, true and correct copies of which, as previously amended as the case may be, are appended hereto as collective Appendix 1.

2.1.10 The term "D&PL" means Delta and Pine Land Company, a Delaware corporation having its principal place of business at One Cotton Row, Scott, Mississippi 38772.

2.1.11 The term "D&PL TECHNOLOGY" means any information, data and germplasm that D&PL or any of its AFFILIATES develops, produces, makes, or obtains or has the rights to (other than from MONSANTO), relating to the breeding and development of commercial varieties or hybrids of LICENSED COMMERCIAL SEED or other varieties or hybrids of cotton and which is not the property of MONSANTO. D&PL TECHNOLOGY does not include any of the above that has become part of the public domain through no fault of MONSANTO.

2.1.12 The term "DELTAPINE CULTIVAR" means a cultivar of cotton produced from germplasm which D&PL has the right to use for plant-breeding purposes.

2.1.13 The term "DELTAPINE LEPIDOPTERAN-ACTIVE CULTIVAR" means a DELTAPINE CULTIVAR which contains lepidopteran-active gene.

2.1.14 The term "DITC" means D&PL International Technology Corp., a Delaware corporation having its principal place of business at One Cotton Row, Scott, Mississippi 38772.

2.1.15 The term "EFFECTIVE DATE" means the date first above written.

2.1.16 The term "FIRST LEPIDOPTERAN ACTIVE GENE" means the gene encoding the B.t. TOXIN contained in cotton seed derived from the cotton line denominated Event 531.

2.1.17 The term "GLYPHOSATE" means any herbicidally effective form of N-phosphonomethylglycine including any salt thereof or any other EPSP synthase inhibitor.

2.1.18 The term "GOVERNMENTAL APPROVAL" with respect to a LICENSED COUNTRY with respect to a particular LEPIDOPTERAN ACTIVE GENE means that any required official clearances or written approvals, if any, for COMMERCIAL SALE of seed to produce genetically transformed cotton plants containing one or both have been obtained by MONSANTO from all governmental agencies in the LICENSED COUNTRY which, as of that date, have authority to regular the production, use, and sale of such plants or seed produced thereform. Provided, however, that this shall not require MONSANTO to obtain approval from any agency with respect to the issuance of seed certificates or phytosanitary certificates or certificates of plant variety protection under any plant variety protection act or any other governmental approval specific to a DELTAPINE LEPIDOPTERAN-ACTIVE CULTIVAR, which approvals, when appropriate or required, shall be the responsibility of D&PL.

2.1.19 The term "LEPIDOPTERAN-ACTIVE GENE" means a DNA molecule received from MONSANTO, or a replicate thereof, encoding a toxin (whether or not a B.t. TOXIN) that provides LEPIDOPTERAN RESISTANCE.

2.1.20 The term "LEPIDOPTERAN INSECTS" means any insects of the Order Lepidoptera which have an economic impact in the production of cotton, including, but not limited to, cotton boll worms, tobacco budworms, and pink boll worms.

2.1.21 The term "LEPIDOPTERAN RESISTANCE" means the property of cotton plants to be toxic to LEPIDOPTERAN INSECTS due to the presence of one or more heterologous gene sequences (whether or not encoding a B.t. TOXIN).

2.1.22 The term "LICENSED COMMERCIAL SEED" means COTTON PLANTING SEED which incorporates the FIRST LEPIDOPTERAN-ACTIVE GENE. D&PL or a D&M JOINT VENTURE COMPANY, if licensed by MONSANTO to sell cotton seed containing a ROUNDUP READY(R) GENE, may, if GOVERNMENTAL APPROVALS so allow, combine the ROUNDUP READY(R) GENE with the FIRST LEPIDOPTERAN-ACTIVE GENE in LICENSED COMMERCIAL SEED, but the term of that other license shall govern that ROUNDUP READY(R) GENE, including, but not limited to, the price for using that ROUNDUP READY(R) GENE in LICENSED COMMERCIAL SEED.

2.1.23 The term "LICENSED COUNTRY" or "LICENSED COUNTRIES" means one or all of the countries described in one or more of the respective D&M Licenses, to-wit:
Argentina, Brazil, Paraguay, Bolivia and the Peoples Republic of China. All rights and obligations of MONSANTO and D&PL hereunder apply only to sales of LICENSED COMMERCIAL SEED in the LICENSED COUNTRIES.

2.1.24 The term "LICENSED GROWER(S)" means any person or entity which has been granted a license under MONSANTO'S GOVERNMENTAL APPROVALS and/or rights in MONSANTO TECHNOLOGY to produce, and/or use MONSANTO TECHNOLOGY in the production of, a commercial cotton crop.

2.1.25 The term "LICENSED PATENT RIGHTS" means MONSANTO PATENT RIGHTS and patent rights of others acquired or licensed by MONSANTO (with the right to sublicense) during the term of this Agreement under which a license is required for D&PL's performance hereunder. Each patent included within the LICENSED PATENT RIGHTS is listed on Appendix 2, which Appendix 2 shall be amended by written notice form MONSANTO to D&PL whenever MONSANTO acquires any such additional LICENSED PATENT RIGHTS. MONSANTO shall periodically notify D&PL of the patent numbers to be included in the notice if required in the applicable Appendix.

2.1.26 The term "MONSANTO" means Monsanto Company, a company incorporated in the State of Delaware, having a place of business at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167.

2.1.27 The term "MONSANTO PATENT RIGHTS" means any applicable patents and patent applications which are owned by MONSANTO or for which MONSANTO has the right to license to D&PL, a license to which is required to permit D&PL to produce LICENSED COMMERCIAL SEED for export to and sale in a licensed COUNTRY, and any patents granted or issued pursuant to any of the foregoing applications and any extensions, continuations, continuations in part, reissues or divisions thereof.

2.1.28 The term "MONSANTO TECHNOLOGY" means information, data, know-how, and technology to which MONSANTO has rights, that has to do with the use of lepidopteran active gene in cotton including, but not limited to, information technology relating to cells and seeds of cotton plants, DNA sequences and probes therefor, transformation methodology, tissue cultures, assays, residue analyses, regeneration and selection procedures, plant genetic constituents, vectors useful in transforming any genetic constituents, construction and use of such vectors in cotton and registration approvals. MONSANTO TECHNOLOGY shall not include information or technology that has become part of the public domain through no fault of D&PL.

2.1.29 The term "OPTION AGREEMENT" means the Option Agreement between MONSANTO and D&PL dated February 2, 1996, and amended as of December 8, 1999, as the same may be further amended in accordance with its terms.

2.1.30 The term "RECIPIENT" means a party, which receives confidential information of another party as described in Section 8.

2.1.31 The term "ROUNDUP READY(R) GENE" means a DNA molecule (including regulatory sequences) supplied by MONSANTO or a replicate thereof, which when inserted into cotton results in increased tolerance to GLYPHOSATE.

2.1.32 The term "SUBLICENSEE PAYMENTS" shall mean the payments due to D&M from its licensees under the D&M LICENSES for use of MONSANTO TECHNOLOGY.

2.1.33 The term "SUBLICENSEE(s)" shall mean one or more of the licensees named in the D&M LICENSES.

2.1.34 The term "SUBSEQUENT LEPIDOPTERAN-ACTIVE GENE" means each
LEPIDOPTERAN-ACTIVE GENE, other than the FIRST LEPIDOPTERAN-ACTIVE GENE, authorized by MONSANTO for COMMERCIAL DEVELOPMENT in the LICENSED COUNTRY. It is understood that a SUBSEQUENT LEPIDOPTRAN-ACTIVE GENE, denominated as Event 15985 may be sold in combination with the FIRST Lepidopteran-Active Gene.

2.1.35 The term "TECHNOLOGY" means MONSANTO TECHNOLOGY and/or D&PL TECHNOLOGY, as appropriate.

                              SECTION 3 - LICENSES

3.1 LICENSE GRANT: MONSANTO hereby grants to D&PL a license of all rights necessary for D&PL to grant sublicenses to enable D&M to grant the rights in the D&M LICENSES, and D&PL grants to D&M a sublicense of such rights, which license and sublicense shall be retroactive as necessary to the effective dates of the respective D&M LICENSES.

3.2      REGISTRATIONS AND DATA:
         -----------------------

         (a) MONSANTO shall use commercially reasonable efforts, at its expense, to obtain and maintain regulatory approvals that are needed to sell cotton planting seed containing the FIRST LEPIDOPTERAN-ACTIVE GENE in each country or, in the case of China, in each province, in which the parties have approved the establishment and ownership of a business by D&M, provided, however, that MONSANTO shall not be responsible for obtaining any regulatory approvals for specific varieties of DELTAPINE LEPIDOPTERAN-ACTIVE CULTIVARS. Such regulatory approvals for the FIRST LEPIDOPTERAN-ACTIVE GENE shall be obtained in the name of MONSANTO or its AFFILIATES and are and shall remain the property of MONSANTO or its AFFILIATES. MONSANTO shall give written notice to D&M and the subject D&M JOINT VENTURE COMPANY of governmental requirements regarding the use of licensed MONSANTO TECHNOLOGY and products containing it in the subject country. D&M shall use reasonable efforts to cause the D&M JOINT VENTURE COMPANY to comply with all such governmental requirements regarding the licensed MONSANTO TECHNOLOGY and products containing it, of which MONSANTO has given notice. The foregoing provision shall not apply to acts or omissions approved or acquiesced in by MONSANTO or its representatives.

         (b) MONSANTO and D&PL (or DITC as the case may be) shall jointly own all safety and efficacy data developed through activities jointly undertaken or funded in a country in which the Parties have approved the establishment and ownership of a business by D&M. MONSANTO and its AFFILIATES and D&PL and its AFFILIATES shall be permitted to use such jointly-owned safety and efficacy data, provided, however, that such use shall not be for the sole benefit of a third party. All such data solely developed by either party shall be owned by the respective party. In addition, D&M shall direct all of its SUBLICENSEES to allow MONSANTO and D&PL and their respective AFFILIATES, upon written request, to obtain copies and to use all safety and efficacy data developed by any of them.

3.3 ENFORCEMENT OF SUBLICENSES: D&M agrees that it shall make timely and reasonable efforts to enforce those terms of any D&M LICENSE which are not based on the direct licensing of rights licensed by MONSANTO to the D&M JOINT VENTURE COMPANIES. MONSANTO agrees that it shall make timely and reasonable efforts to enforce those terms of any D&M LICENSE which are based on the direct licensing of rights by MONSANTO to the D&M JOINT VENTURE COMPANIES. MONSANTO and D&M shall each notify the other party of any violations of the D&M LICENSES of which it becomes aware. MONSANTO and D&M shall consult with each other about any enforcement efforts. In addition, D&PL shall use its best efforts to require that the D&M JOINT VENTURES use commercially reasonable efforts to have available for sale a sufficient quantity of COTTON PLANTING SEED of DELTAPINE LEPIDOPTERAN-ACTIVE CULTIVARS to satisfy the reasonably foreseeable market demand in the LICENSED COUNTRIES in the applicable sales season taking into account the commercial viability of the market.

3.4 LIMITATIONS ON LICENSES AND SUBLICENSES: This Agreement is not to be construed as including a grant from MONSANTO to D&PL of any license, sublicense or other right: (a) to make or sell LEPIDOPTERAN-ACTIVE GENE(S), ROUNDUP READY(R) GENE(S) or MONSANTO TECHNOLOGY except as expressly set forth herein or in the D&M LICENSES, (b) to use LEPIDOPTERAN-ACTIVE GENE(S), ROUNDUP READY(R) GENE(S) or MONSANTO TECHNOLOGY for any purpose other than those expressly set forth herein or in the D&M LICENSES, or (c) to grant sublicenses except as expressly set forth herein or in the D&M LICENSES, provided that the D&M LICENSES applicable in the Peoples Republic of China may be extended in geographical scope or varieties to include additional provinces in the Peoples Republic of China or additional DELTAPINE LEPIDOPTERAN-ACTIVE CULTIVARS with respect to which all relevant GOVERNMENTAL APPROVALS have been received, provided that copies of such amendments are provided to MONSANTO.

                       SECTION 4 - DEVELOPMENT ACTIVITIES

4.1 RESPONSIBILITIES OF THE PARTIES: It shall be MONSANTO'S responsibility, to the extent consistent with the D&M LICENSES, to (1) determine the appropriate marketing claims and price for the LEPIDOPTERAN-ACTIVE GENE(S) consistent with the provisions of the D&M LICENSES, which price may be adjusted by February 1 preceding the crop season in which the new price will be in effect and provided that in China, the negotiations with governmental entities to set the financial terms for the LEPIDOPTERAN-ACTIVE GENE shall be led by MONSANTO and supported by D&PL, D&M and their agents or employees in China; and (2) determine and implement the system for licensing growers. It shall be D&PL's responsibility, to the extent consistent with the D&M LICENSES, to (1) comply, and require compliance by its AFFILIATES and distributors, with all conditions, of which it has been notified, of such registrations and approvals applicable to its activities under this Agreement; and (2) determine the appropriate marketing claims and prices for DELTAPINE LEPIDOPTERAN-ACTIVE CULTIVARS other than those for the LEPIDOPTERAN-ACTIVE GENE(S).

                  SECTION 5 - EXCLUSIVE LICENSE/OPTION RIGHTS

         5.1 Exclusivity: (a) The license and sublicense granted in Subsection
3.1 shall be an exclusive license for the FIRST LEPIDOPTERAN-ACTIVE GENE in each LICENSED COUNTRY, subject to the following. MONSANTO shall have the right to convert the licenses, on a country by country basis, to non-exclusive and to grant licenses to other parties to sell COTTON PLANTING SEED containing the FIRST LEPIDOPTERAN-ACTIVE GENE in that LICENSED COUNTRY beginning twenty-four
(24) months before the date designated by D&PL by a written notice as the date that D&PL or the applicable D&M JOINT VENTURE intends to commence COMMERCIAL sale, in that LICENSED COUNTRY, of COTTON PLANTING SEED containing one or more heterologous genes or gene sequences from a source other than MONSANTO which confer LEPIDOPTERAN RESISTANCE (a "NON-MONSANTO LEPIDOPTERAN-ACTIVE GENE"). D&PL shall give MONSANTO notice of such intent to sell such COTTON PLANTING SEED in a LICENSED COUNTRY the greater of (i) twenty-four (24) months or (ii) the minimum period legally required to obtain variety registration in the LICENSED COUNTRY (if such variety registration should be required in the LICENSED COUNTRY), prior to the first commercial sale of such COTTON PLANTING SEED in the LICENSED COUNTRY. Such licenses shall not allow the third party licensee to sell products, containing the subject LEPIDOPTERAN-ACTIVE GENE, earlier than the date on which D&PL has notified MONSANTO that COMMERCIAL sales of COTTON PLANTING SEED containing such NON-MONSANTO LEPIDOPTERAN-ACTIVE GENE are planned to commence in the LICENSED COUNTRY. Subject to D&PL's compliance with the notice provisions of this Subsection 5.1(a), MONSANTO hereby waives any rights, if any, that it may have to enforce provisions of the D&M LICENSES that prohibit or restrict the development or sale by the D&M JOINT VENTURE COMPANIES of COTTON PLANTING SEED containing NON-MONSANTO LEPIDOPTERAN-ACTIVE GENE(S).

         (b) In the event that D&PL fails to provide the notice required in subparagraph (a) above, D&PL shall pay to MONSANTO the portion of SUBLICENSEE PAYMENTS retained by D&PL or D&M with respect to any sales of LICENSED COTTON SEED in the LICENSED COUNTRY by the D&M JOINT VENTURE made at any time when such notice should have been in effect but was not, plus interest as provided below.

               5.2 Option Agreement: It is acknowledged and agreed that the granting of rights by MONSANTO to D&PL and the granting of rights by D&PL to D&M under this Agreement and the granting of rights by D&M to D&M JOINT VENTURE COMPANIES under D&M LICENSES is not in fulfillment of and does not supercede or affect the rights of D&PL under the OPTION AGREEMENT (except that, with respect to any LEPIDOPTERAN-ACTIVE GENE or NON-LEPIDOPTERAN-ACTIVE GENE (as defined in Subsection 2.1.18 of the OPTION AGREEMENT) and related MONSANTO TECHNOLOGY licensed by MONSANTO to D&M and sublicensed by D&M to a D&M JOINT VENTURE COMPANY, such licensing shall not be considered a violation of D&PL's right under the OPTION AGREEMENT to a license for the particular LEPIDOPTERAN-ACTIVE GENE(s) and NON-LEPIDOPTERAN-ACTIVE GENE(s) and related MONSANTO TECHNOLOGY in the geographical territory covered by the subject D&M LICENSE), provided that the right of D&PL to a license to any particular LEPIDOPTERAN-ACTIVE GENE(s) or NON-LEPIDOPTERAN-ACTIVE GENE(s) and related MONSANTO TECHNOLOGY in the geographical territory covered by the subject D&M LICENSE shall be suspended for so long as (a) either D&PL or DITC or another affiliate of D&PL is a member of D&M, (b) D&M is an owner of an interest in the D&M JOINT VENTURE COMPANY which is the licensee under the subject D&M LICENSE, (c) the subject D&M LICENSE is in effect and (d) the D&M JOINT VENTURE COMPANY is engaged in the production and sale of cotton planting seed embodying the subject LEPIDOPTERAN-ACTIVE GENE or NON-LEPIDOPTERAN-ACTIVE GENE and related MONSANTO TECHNOLOGY in the subject geographical territory, provided that Subparagraph (d) shall not apply to the D&M JOINT VENTURE COMPANY in Brazil until one year after governmental approval of production and/or sale of cotton planting seed containing LEPIDOPTERAN-ACTIVE GENE(s) or NON-LEPIDOPTERAN-ACTIVE GENE(s) in Brazil. In the event that any of the conditions (a), (b), (c) or (d) as set forth in the preceding sentence ceases to exist, said suspension of D&PL's right under the OPTION AGREEMENT shall terminate and D&PL shall have rights to licenses to the subject LEPIDOPTERAN-ACTIVE GENE(S) or NON-LEPIDOPTERAN-ACTIVE GENE(s) and related MONSANTO TECHNOLOGY in the affected geographical territory as are provided for in the OPTION AGREEMENT, provided that if, at the applicable date, the license to a particular D&M JOINT VENTURE COMPANY has become non-exclusive under the provisions of Section 5.1(a), the license to D&PL for the affected geographical territory under the OPTION AGREEMENT shall be non-exclusive as to the FIRST LEPIDOPTERAN- ACTIVE GENE. It is understood and agreed that the grant of a D&M LICENSE covering one or more provinces of China does not extinguish the Option with respect to provinces of China not covered by that D&M LICENSE.

                      SECTION 6 - COMPENSATION AND REPORTS

6.1 PAYMENTS AND REPORTS TO MONSANTO: As consideration for the sublicense rights granted in Section 3, D&M shall pay directly to MONSANTO seventy percent (70%) of the net amount of SUBLICENSEE PAYMENTS, after deduction of any taxes other than income taxes payable by D&M with respect to SUBLICENSEE PAYMENTS and after addition of any interest earned by D&M on the SUBLICENSEE PAYMENTS. Payments shall be made within thirty (30) days of receipt by D&M of the SUBLICENSEE PAYMENTS and shall be accompanied by a report of all receipts of SUBLICENSEE PAYMENTS and receipts for taxes deducted by D&M from the SUBLICENSEE PAYMENTS. Payment shall be made by wire transfer to:

                  CitiBank New York
                  Routing number:   021000089
                  Account number:   3042-4808
                  Account name:Monsanto Company

with a written notice of such wire transfer or another account in the United States which MONSANTO may subsequently designate from time to time by prior, written notice to D&M. D&PL and D&M shall use commercially reasonable efforts to cause each D&M JOINT VENTURE COMPANY (1) to make timely payment to D&M of SUBLICENSEE PAYMENTS due to D&M and (2) not to use any TECHNOLOGY FEES collected with respect to sales of LICENSED COMMERCIAL SEED occurring on or after the EFFECTIVE DATE for D&M JOINT VENTURE COMPANY operations, including but not limited to, seed production, research and development, capital investments, and interest payments, in priority over payment to D&M of the SUBLICENSEE PAYMENTS due to D&M, all subject to the Foreign Exchange Balance provisions of the contracts for formation of the D&M JOINT VENTURES as such provisions existed at formation.

6.2 LATE PAYMENTS: If D&M fails to pay MONSANTO on or before the due date any amount which is payable under this Agreement, then, without prejudice to Section 10.3, that amount shall bear interest at the "Prime Rate on Corporate Loans at Large U. S. Money Center Commercial Banks" as reported by the Wall Street Journal on said due date plus three percent (3%) per annum from the due date until payment is made in full, both before and after any judgment.

6.3 REPORTS: D&M shall send copies of all reports required by the terms of the D&M LICENSES to MONSANTO within thirty (30) days of receipt.

                          SECTION 7 - BUSINESS RECORDS

7.1 BUSINESS RECORDS: D&PL further agrees to submit the books and records of D&PL and D&M and the D&M JOINT VENTURES to be examined from time to time to the extent necessary to verify the reports required herein, such confidential examination to be made by a national auditing firm appointed by and at the expense of the party requesting such audit, which firm shall be reasonably acceptable to the other party. In the event that in any such audit, errors which in the aggregate are identified that result in a payment by the audited party to the requesting party of more than 2.5 percent of the amount which should have been paid, then the audited party shall pay the reasonable expense of such audit

                          SECTION 8 - CONFIDENTIALITY

8.1      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION:
         ------------------------------------------

         (a) Neither D&PL, D&M, DITC nor MONSANTO shall, at any time during the period specified by Subsection 8.2, disclose to any other person any confidential TECHNOLOGY or other confidential information which has been disclosed to it by the other party except with the prior written consent of the other party or as provided in Subsection 8.3; provided, however, MONSANTO shall be permitted to disclose any general information relating to performance of a LEPIDOPTERAN-ACTIVE GENE to the extent such disclosure is necessary or desirable for the commercialization of cotton seed containing a LEPIDOPTERAN-ACTIVE GENE in each LICENSED COUNTRY; provided, further that, MONSANTO shall not be permitted to disclose information relating specifically only to DELTAPINE CULTIVARS.

         (b) MONSANTO shall not disclose confidential D&PL pricing, sales, or other sensitive information to any competitor of D&PL.

8.2 PERIOD OF CONFIDENTIALITY: The period referred to in Subsection 8.1 shall be the period beginning with the date of receipt of the confidential TECHNOLOGY or other confidential information and ending, with respect to that TECHNOLOGY or other information, ten (10) years thereafter.

8.3 USES OF CONFIDENTIAL INFORMATION: Subject to any overriding provisions of this Agreement, any TECHNOLOGY or other confidential information which is disclosed by either D&PL or MONSANTO to the other party may be:

         (a) Disclosed by the RECIPIENT to any directors, officers, employees, agents or contractors of the RECIPIENT, to such extent only as is reasonably necessary for fulfillment of the RECIPIENT'S obligations under this Agreement or for the commercial exploitation of the cotton seed containing a LEPIDOPTERAN-ACTIVE GENE, and subject, in each case, to the RECIPIENT'S obligating the person in question to hold the same confidential by written agreement coincident in scope and term with the confidentiality obligation of this Agreement and that person further agreeing not to use the same except for the purposes for which the disclosure is made;

         (b) Disclosed by the RECIPIENT to any governmental or other authority or regulatory body to the extent required by law. Provided, however, that the RECIPIENT shall take all reasonable measures to ensure that such authority or body keeps the same confidential and does not use the same except for the purpose for which such disclosure is made. Provided, further, that the party proposing to so disclose shall give prior notice of that intent to the party which disclosed such TECHNOLOGY and/or other confidential information and permit said other party, at its option, to contest said requirement and to seek confidential treatment of such TECHNOLOGY or information;

         (c) Disclosed to a Court or litigant, to the extent such disclosure is ordered by a Court or governmental agency of competent jurisdiction. Provided, however, that the RECIPIENT shall take all reasonable measures to ensure that the Court, other litigants, or governmental agency keep the same confidential and does not use the same except for the purpose for which such disclosure is made. Provided, further, that the party proposing to so disclose shall give prior notice of that intent to the party which disclosed such TECHNOLOGY and/or other confidential information and permit said other party, at its option to contest said requirement and to seek confidential treatment of such TECHNOLOGY or information; and

(b) Used by the RECIPIENT for any purpose, or disclosed by the RECIPIENT to any other person, to the extent only that it is on the EFFECTIVE DATE or thereafter becomes, public knowledge through no fault of the RECIPIENT, or is disclosed to the RECIPIENT by a third party as a matter of right, or can be shown by the RECIPIENT by written records to have been known to the RECIPIENT prior to such disclosure.



                            SECTION 9- FORCE MAJEURE

         9.1 FORCE MAJEURE: Except with regard to any payments required pursuant to this Agreement, no party shall be liable for delay or failure to perform, in whole or in part, by reason of contingencies beyond its reasonable control ("Force Majeure"), whether herein specifically enumerated or not, including, among others, acts of God, war, acts of war, revolution, civil commotion, riots, acts of public enemies, blockade or embargo, delays of carriers, car shortage, fire, explosion, breakdown of equipment, strike, chemical reversal reactions, lockout, labor dispute, casualty or accident, earthquake, epidemic, flood, cyclone, tornado, hurricane or other windstorm, delays of vendors, or by reason of any law, order, proclamation, regulation, ordinance, demand, requisition, requirement or any other act of any governmental authority, including, but not limited to, governmental actions restricting or preventing the growing or marketing of LICENSED COMMERCIAL SEED; provided, however, that the party so affected shall, as promptly as reasonably possible under the circumstances, give written or oral notice to each other parties whenever such a contingency appears likely to occur or has occurred and shall use all reasonable efforts to overcome the effects of the contingency as promptly as possible and shall allow each such party such access and information as may be necessary or desirable to evaluate such contingency. No party shall be required to resolve a strike, lockout or other labor problem in a manner, which it alone does not deem proper and advisable. If any party is affected by an event of the sort enumerated in or contemplated by this Subsection 9.1, it may suspend performance of this Agreement for a period of time equal to the duration of the event excusing such performance and the time required to overcome the consequences of such event and resume performance. The affected party shall complete performance as required by this Agreement as soon as practicable after removal or cessation of the cause for the delay or reduction in performance.

                       SECTION 10 -- TERM AND TERMINATION

         10.1 TERM OF THE AGREEMENT: The term of this Agreement shall be for the term of the last to expire of the D&M LICENSES or the dissolution of D&M, whichever shall be first.

         10.2 TERMINATION OF A D&M LICENSE: In the event a D&M LICENSE is terminated for any reason, the rights granted in Section 3 are terminated with respect to the rights granted by that D&M LICENSE.

         10.3 BREACH OF OBLIGATIONS: Breach by any party of any of the material provisions of this Agreement (other than the confidentiality obligations of Section 8 or default upon any of the payment obligations provided herein) shall entitle each of the other parties to give the party in breach or default at least ninety (90) days' notice to cure such breach or default. If a material breach or default by the defaulting party is not cured within the ninety (90) day period, the materially affected other party may terminate this Agreement as to the affected D&M LICENSE, if the breach affects certain D&M LICENSE(s), or in its entirety if the breach affects all D&M LICENSES, by giving written notice to the other parties to take effect immediately. Any termination under this Subsection 10.3 shall not affect any other rights the notifying party may have under this Agreement or at law.

         10.4 EFFECT OF TERMINATION: In the event this Agreement is terminated in its entirety or with respect to certain D&M LICENSE(S), by either D&M or MONSANTO, D&M shall lose all rights granted to it pursuant to this Agreement with respect to the affected D&M LICENSE, and, as provided in Section 4 any applicable suspension of D&PL's rights under the OPTION AGREEMENT shall terminate and any of D&PL's rights under the OPTION AGREEMENT, previously suspended, shall be in full force and effect in the affected geographical territory; provided, however, that if this Agreement is terminated by D&PL on account of a breach or default by MONSANTO, D&PL and its Sublicensee(s) shall have the right to sell LICENSED COMMERCIAL SEED then in the possession of D&PL or its SUBLICENSEE(S) or which D&PL or its SUBLICENSEE(S) are then obligated by contract to take delivery in the LICENSED COUNTRY.

         10.5 SURVIVAL OF COVENANTS: Notwithstanding the termination of this Agreement by notice or otherwise, the rights and obligations conferred by Sections 5, 6, 8, 11, 12, 13 and 14, with respect to events which occurred prior to such termination shall survive termination.

SECTION 11-- Warranties and Indemnities

         11.1 MONSANTO WARRANTIES IN D&M LICENSES: MONSANTO affirms the warranties given in the name of MONSANTO to the respective D&M JOINT VENTURE COMPANIES in each of the EXISTING D&M LICENSES.

         11.2     MUTUAL WARRANTIES:
                  -----------------

         (a) MONSANTO warrants to D&PL and D&M that this Agreement does not, and performance by MONSANTO of its obligations hereunder will not, contravene any provision of any agreement or contract binding upon MONSANTO.

         (b) D&PL warrants to MONSANTO and D&M that this Agreement does not, and performance of D&PL of its obligations hereunder will not, contravene any provision of any agreement or contract binding upon D&PL.

         (c) D&M warrants to MONSANTO and D&PL that this Agreement does not, and performance by D&M of its obligations hereunder will not, contravene any provision of any agreement or contract binding upon D&M.

         11.3 MONSANTO WARRANTIES: MONSANTO hereby warrants and represents that with respect to each LEPIDOPTERAN-ACTIVE GENE authorized by MONSANTO for COMMERCIAL SALE, as of the EFFECTIVE DATE, MONSANTO: (i) is the owner of such LEPIDOPTERAN-ACTIVE GENE and MONSANTO TECHNOLOGY used in the development thereof; (ii) is owner or licensee of any applicable LICENSED PATENT RIGHTS; and
(iii) has the right to license (or sublicense) D&PL such LEPIDOPTERAN-ACTIVE GENE and the LICENSED PATENT RIGHTS and MONSANTO TECHNOLOGY used in the development thereof, for use under the terms of this Agreement.

         11.4 NO OTHER WARRANTIES: EXCEPT AS MAY BE OTHERWISE PROVIDED IN ONE OR MORE OF THE D&M LICENSES, IT IS EXPRESSLY UNDERSTOOD THAT D&M AND MONSANTO AND D&PL MAKE NO OTHER REPRESENTATIONS, EXTEND NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, AND ASSUME NO RESPONSIBILITIES, OTHER THAN EXPRESSLY PROVIDED FOR HEREIN, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO:

         (a)      THE  PERFORMANCE,   MERCHANTABILITY  OR  FITNESS  FOR  A
PARTICULAR  PURPOSE  OF  ANY  LEPIDOPTERAN-ACTIVE  GENE(S),
NON-LEPIDOPTERAN-ACTIVE GENE(S), ROUNDUP READY(R)GENE(S), OR OTHER MONSANTO TECHNOLOGY, OR ANY COTTON CULTIVAR;

         (b)      THE SCOPE OR VALIDITY OF ANY PATENT; OR

         (c) ANY LEPIDOPTERAN-ACTIVE GENE, RELATED MONSANTO TECHNOLOGY, OR COTTON CULTIVARS OR USE THEREOF BEING FREE FROM INFRINGEMENT OF
PATENT RIGHTS OF THIRD PARTIES.

          11.5 INDEMNITY: MONSANTO does hereby agree to defend and indemnify against, and hold D&M and its SUBLICENSEES and their respective employees, directors, officers, and agents harmless from, any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) incurred from a claim arising or alleged to arise out of a breach of a warranty given by MONSANTO in any D&M LICENSE. Except as provided in the foregoing sentence, D&M does hereby agree to defend and indemnify against, and hold MONSANTO and D&PL and their respective employees, directors, officers and agents harmless from, any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) incurred from a claim arising or alleged to arise out of the manufacture, use, distribution or sale of any product containing MONSANTO TECHNOLOGY and licensed hereunder (other than a claim of patent infringement); provided, however, that (i) D&M shall have sole control of such defense, and (ii) MONSANTO or D&PL shall provide notice promptly to D&M of any actual or threatened claim of which MONSANTO or D&PL becomes aware. However, MONSANTO may choose to defend any claim of violation of a governmental prohibition or requirement with respect to MONSANTO TECHNOLOGY, in which case D&M shall only be responsible for the governmental fines or penalties, but not MONSANTO's costs of defense. Any expenses incurred by D&M under this Subsection 11.5 shall be shared equally between MONSANTO and DITC.
D&M may establish reasonable reserves for payment of claims and expenses covered by this Subsection 11.5.



                        SECTION 12 -- PATENT INFRINGEMENT

         12.1 UTILIZATION OF NON-INFRINGING TECHNOLOGY: If, in MONSANTO'S opinion, the development, production, processing, use, export or sale of LICENSED COMMERCIAL SEED with respect to the LICENSED COUNTRY, that has been authorized for COMMERCIAL SALE in writing by MONSANTO, would infringe a third party patent, MONSANTO shall employ reasonable business efforts and judgment to access the necessary license from said third party at no additional cost to D&PL, at which time said patent shall become part of the LICENSED PATENT RIGHTS. If MONSANTO has alternative TECHNOLOGY which MONSANTO can lawfully license for use by D&PL and the SUBLICENSEES that obviates the need for said third party license which MONSANTO cannot access at a reasonable cost and results in plants which exhibit LEPIDOPTERAN RESISTANCE at the same or greater levels as plants produced from LICENSED COMMERCIAL SEED containing previously authorized TECHNOLOGY, MONSANTO shall make such alternative TECHNOLOGY available to D&PL. D&PL and D&M shall promptly utilize, and shall use commercially reasonable efforts to cause SUBLICENSEES to utilize, such alternative TECHNOLOGY to avoid the need for such third party license. Nothing in this Agreement shall preclude D&PL from negotiating directly with any third party for rights under patents or patent applications held by a third party. Provided, however, that any costs incurred by D&PL in negotiating for or acquiring any third party patent rights shall not be credited against any payments due to MONSANTO by D&PL unless MONSANTO agrees to such credit in writing.

         12.2     DEFENSE OF INFRINGEMENT CLAIMS:
                  ------------------------------

         (a) Subject to the limitations of Subsection 12.3, MONSANTO shall assume the defense of any claim brought against D&PL by a third party for infringement of any patent of the LICENSED COUNTRY insofar as such claim arises solely from D&PL'S or the SUBLICENSEES use in the LICENSED COUNTRY of transonic cotton germplasm provided by MONSANTO pursuant to this Agreement ("D&PL Infringement Claim") and, except as provided to the contrary in this Section 12, shall assume the legal costs and expenses of defending D&PL, D&M and the SUBLICENSEES against any such D&PL Infringement Claim. MONSANTO shall be permitted to conduct such defense with a recognized patent counsel on the subject LICENSED COUNTRY and litigation lawyers of its choice experienced in patent law and shall regularly keep D&PL informed in writing of the status and progress of the suit . If D&PL desires to have its counsel participate in the preparation of such defense, trial, or settlement of any D&PL Infringement Claim, such participation shall be at D&PL'S expense. Subject to the limitations of Subsection 12.2 and 12.3, MONSANTO shall indemnify D&PL, D&M and the SUBLICENSEES against any and all monetary damages and/or costs actually awarded in such suit or any amounts paid in settlement in respect to such an D&PL Infringement Claim. In the event that D&PL assumes the defense against any D&PL Infringement Claim, MONSANTO shall have no obligation to defend or indemnify D&PL with respect to such D&PL Infringement Claim.

         (b) If the D&PL Infringement Claim is made by a third party, and (i) a license agreement is available on reasonable terms to settle the D&PL Infringement Claim, and (ii) D&PL does not accept the proposed reasonable license agreement, then MONSANTO's liability under its obligations to defend and indemnify D&PL with respect to such D&PL Infringement Claim shall be limited to the sum of the costs incurred and damages attributable to D&PL's activities prior to the availability of the license plus an amount not to exceed the royalties and other monetary payments that would have been payable for D&PL's activities after availability of the license to the third party licensor had such license agreement been accepted.

         (c) The obligation of MONSANTO pursuant to this Subsection 12.2 shall apply only if:

                  (i) D&PL notifies MONSANTO within twenty (20) days of the receipt by D&PL of a notice of an alleged or potential infringement of a third-party patent by the production, use or sale of LICENSED COMMERCIAL SEED or a D&PL Infringement Claim;

                  (ii) MONSANTO is given exclusive control of the defense of such D&PL Infringement Claim and all negotiations relating to its settlement; provided however that, MONSANTO shall keep D&PL advised of the status of the D&PL Infringement Claim and any such negotiations and that any settlement by MONSANTO which has or reasonably could have a substantial direct financial impact on D&PL shall require the prior written approval of D&PL which shall not be unreasonably withheld; provided further that for the purposes of this Subsection 12.2(c)(ii), a settlement which requires the payment of not more than the remaining indemnification amount of Subsection 12.3 to the third-party patent owner and would require no further payment to said third party for continued development, production, use or sale of LICENSED COMMERCIAL SEED shall not be considered to have a direct financial impact on D&PL; and

                  (iii) D&PL promptly provides to the attorney(s) defending the action all relevant information in its possession (excluding information covered by confidentiality obligations to third parties) reasonably requested by MONSANTO and reasonably makes available all personnel of D&PL for depositions, testimony and consultations, and provides such technical assistance reasonably requested by MONSANTO to the extent necessary for the conduct of the suit and to the extent that D&PL has the power and the legal right to do so.

         (d) In the event of a D&PL Infringement Claim or an allegation of infringement of a third-party patent in the LICENSED COUNTRY and if a reasonable license agreement with that third party is not available, then D&PL shall, upon the written request of MONSANTO promptly cease and desist the infringing activity. If D&PL does not cease and desist such activity, MONSANTO shall have no obligation to defend or indemnify D&PL with respect to any such D&PL Infringement Claim.

         12.3 LIMITATION OF LIABILITY: MONSANTO's total liability at any time for all indemnification payments to D&PL, D&M and/or its SUBLICENSEES for its payments to third parties for patent infringement, payments made in settlement of infringement claims against D&PL, and D&PL's costs, and costs associated with the defense of all D&PL Infringement Claims, shall not cumulatively exceed, the total amount of COMPENSATION received by MONSANTO for sales of the relevant product in the LICENSED COUNTRY, if any, including those fees received by MONSANTO for sales in the LICENSED COUNTRY prior to the EFFECTIVE DATE.

         12.4 SUSPECTED INFRINGEMENT OF LICENSED PATENT RIGHTS: In the event D&PL learns of suspected infringement of LICENSED PATENT RIGHTS, then to the extent that D&PL is lawfully permitted to do so, D&PL shall notify MONSANTO to such effect and provide MONSANTO with the evidence concerning suspected infringement in D&PL'S possession. MONSANTO shall use reasonable efforts to terminate such infringement without litigation. Nothing herein shall be construed as conferring on D&PL any right to bring suit for infringement of LICENSED PATENT RIGHTS.

         12.5 EFFECT OF INVALIDITY OF LICENSED PATENT RIGHTS: In the event any claim of LICENSED PATENT RIGHTS is declared invalid or unenforceable by a final judgment of a court having competent jurisdiction, the LICENSES granted under
Section 3 shall terminate and have no force or effect as to the subject matter covered by that claim. However, subject to the provisions of Sections 6 and 10, the LICENSES shall continue with respect to any remaining patent claims within LICENSED PATENT RIGHTS.

         SECTION 13 -- CLAIMS BY VENDEES FOR FAILURE OF GENE PERFORMANCE

         13.1 All claims by vendees for failure of gene performance shall be handled according to the applicable terms of the D&M LICENSES, if any.

                              SECTION 14 - GENERAL

         14.1 ASSIGNMENT OF D&PL'S RIGHTS AND OBLIGATIONS: D&PL shall have the right to assign this Agreement in connection with the reorganization, consolidation, spin-off, sale, or transfer of substantially all of the stock or assets related to that portion of its business pertaining to the subject matter of this Agreement, either alone or in conjunction with other D&PL businesses. The assignee shall agree in writing to be bound by all terms of this Agreement, and D&PL shall thereafter be released from all obligations hereunder. In addition, D&PL shall have the right to assign its respective rights or obligations and delegate its performance hereunder, in whole or in part, to any of its AFFILIATES which carries out the activities licensed under this Agreement; provided, however, that D&PL shall remain liable for the obligations of that AFFILIATE hereunder. Except as provided above, D&PL shall not (by operation of law or otherwise) assign, mortgage, give as security, or license any of its rights hereunder, nor shall D&PL subcontract or delegate (other than in the ordinary course of business) any of its obligations hereunder (except as otherwise provided in this Agreement), except with the written consent of MONSANTO.

         14.2 ASSIGNMENT OF MONSANTO'S RIGHTS AND OBLIGATIONS: MONSANTO shall have the right to assign this Agreement in connection with the reorganization, consolidation, spin-off, sale, or transfer of substantially all of the stock or assets related to that portion of its business pertaining to the subject matter of this Agreement, either alone or in conjunction with other MONSANTO businesses. The assignee shall agree in writing to be bound by all the terms of this Agreement, and MONSANTO shall thereafter be released from all obligations hereunder. In addition, MONSANTO shall have the right to assign its respective rights or obligations and delegate its performance hereunder, in whole or in part, to any of its AFFILIATES provided, however, that MONSANTO shall remain liable for all obligations hereunder. Except as provided above, MONSANTO shall not (by operation of law or otherwise) assign, mortgage, give as security, or license any of its rights hereunder, nor shall MONSANTO subcontract or delegate (other than in the ordinary course of business) any of its obligations hereunder (except as otherwise provided in this Agreement), except with the written consent of D&PL.

         14.3 RELATION OF PARTIES: Nothing in this Agreement shall create, or be deemed to create, a partnership, or the relationship of principal and agent among the parties. No provision of this Agreement is intended to be for the benefit of or enforceable by any third party.

         14.4 Integration of Contract: This Agreement constitutes a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter set forth in Section 3.1. Except as expressly set forth in
Section 5.1, this Agreement does not supersede or modify (a) the OPTION AGREEMENT, (b) the D&M LICENSES, or (c) the organizational documents of the D&M JOINT VENTURE COMPANIES and the ancillary contracts identified therein.

         14.5 WAIVERS AND AMENDMENTS: This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties, or, in the case of a waiver, by the party waiving compliance. Except where a specific period for action or inaction is provided herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any subsequent or other such right, power or privilege. Except as otherwise provided herein, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, or by a written amendment hereof executed by the parties, and no modification shall be effected by the acknowledgement or acceptance of any forms or other documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

         14.6 HEADINGS: Section and Subsection headings as to the contents of particular Sections and Subsections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Section or Subsection to which they refer.

         14.7     REFERENCES TO SECTIONS AND SUBSECTIONS:
Unless otherwise expressly stated, all Sections and Subsections referred to herein are Sections and Subsections of this Agreement.

         14.8 PARTIAL INVALIDITY: If any provision of this Agreement is held by any competent authority to be invalid or unenforceable in whole or in part, this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision, provided that in the event that the absence of such provision(s) causes a material adverse change in either the risks or benefits of this Agreement to any party, the parties shall negotiate in good faith concerning a commercially reasonable substitute or replacement for the invalid or unenforceable provision(s).

         14.9     GOVERNING CONTRACT LAW:     This  Agreement  shall be
governed and construed in all respects in accordance with the laws of the State of Delaware (other than its rules of conflicts of law).

         14.10 Notices: Any notice or other information required or authorized by this Agreement to be given by any party to the others shall be given in writing and shall be deemed sufficiently given when delivered by hand, or transmitted by express mail or overnight courier service, or transmitted by facsimile or other means of electronic data transmission, confirmed by express mail or overnight courier service, to the following addresses of the other party or such other address as is notified to the other party from time to time:

         If to D&M:                    D&M International, L.L.C.
                                       One Cotton Row
                                       Scott, MS  38772
                                       Attn: D&PL International Technology Corp.
                                       Its Managing Member


         If to D&PL or DITC:           Delta and Pine Land Company
                                       One Cotton Row
                                       Scott, MS  38772
                                       Attention:  President




         If to MONSANTO:               Monsanto Company
                                       800 North Lindbergh Blvd.
                                       St. Louis, MO  63167
                                       Attention:  Cotton Product Manager

         14.11    DISPUTE RESOLUTION:

         (a) Any claim, dispute, difference or controversy between the parties arising out of, or relating to, this Agreement which cannot be settled by mutual understanding between the parties (a "DISPUTE") shall be submitted within thirty
(30) days of such DISPUTE to a panel consisting of a senior executive nominated by each party (the "PANEL"). Such PANEL shall meet and use reasonable efforts to resolve said Dispute.

         (b) If the DISPUTE cannot be resolved within thirty (30) days of submission to the PANEL, then the DISPUTE shall be finally settled by binding arbitration in accordance with the provisions of Section 10.11 of the OPTION AGREEMENT.

         (c) Notwithstanding the foregoing Subsections 14.11(a) and 14.11(b), any DISPUTE covered by the dispute resolution provisions of a D&M LICENSE shall be resolved in accordance to those provisions.

         14.12 INCORPORATION OF APPENDIXES: The Appendices and Attachments are incorporated herein and made a part hereto.





         IN WITNESS WHEREOF, this Agreement has been executed by duly authorized representatives of the parties herein.

                       D&M INTERNATIONAL, L.L.C.
                       By:  D&PL International Technology Corp.
                       Its Managing Member

                       By:_/s/ Murray Robinson____________

                       Title:_Chairman____________________


                           DELTA AND PINE LAND COMPANY

                       By:_/s/ Murray Robinson ___________

                       Title:_President & CEO_____________


                       D&PL INTERNATIONAL TECHNOLOGY CORP.

                       By:__/s/ Murray Robinson___________

                       Title:__Chairman___________________


                             MONSANTO COMPANY

                       By:_/s/ W. R. Deaton_______________

                       Title:__Cotton Strategy Lead ______

                                   APPENDIX 1


EXISTING D&M LICENSES:


1.       ANHUI JV INSECT RESISTANCE TECHNOLOGY LICENSE
2.       HEBEI JV INSECT RESISTANCE TECHNOLOGY LICENSE
3.       CDM MANDIYU S.R.L. INSECT RESISTANCE TECHNOLOGY LICENSE
4.       MDM MAEDA DELTAPINE MONSANTO ALGODAO LTDA. INSECT RESISTANCE
         TECHNOLOGY LICENSE

                                   APPENDIX 2

Argentina Patent 243234

Brazil
(to be supplied at a later date)

               AMENDMENT TO THE BOLLGARD(R) GENE LICENSE AGREEMENT
                                 OF JUNE 7, 2002



         Monsanto Company ("MONSANTO"), having a place of business at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167; and Delta and Pine Land Company ("D&PL"), D&PL International Technology Corp. ("DITC"), and D&M International LLC ("D&M"), each having its place of business at One Cotton Row, Scott, Mississippi 38772, are parties to the above entitled agreement. The parties now do here agree that it be amended by the addition of a new paragraph as follows:

         3.5 MONSANTO hereby waives any rights, if any, that it may have to approve and execute, and, to the extent necessary, hereby consents to, amendments to the D&M LICENSES to delete Article 2.05(b) of the D&M LICENSES for Hebei Ji Dai Cotton Seed Technology Company, Ltd., and Anhui An Dai Cotton Seed Technology Company, Ltd. and Article 2.05(d) of the D&M LICENSES for MDM Maeda Delta Pine Monsanto Algodao Ltda. and CDM Mandiyu S.R.L. and to expressly allow the D&M JOINT VENTURE COMPANIES to insert into a line of LICENSED COMMERCIAL SEED of DELTAPINE LEPIDOPTERAN-ACTIVE CULTIVARS any heterologous gene or gene construct not licensed to D&PL by MONSANTO expressing a trait not naturally occurring in cotton (a "NON-MONSANTO COTTON GENE") provided that, with respect to any LICENSED COMMERCIAL SEED sold by a D&M JOINT VENTURE COMPANY in a LICENSED COUNTRY which contains any NON-MONSANTO COTTON GENE ("STACKED GENE COTTON SEED"):

         (1) The D&M JOINT VENTURE COMPANY shall not sell in the LICENSED COUNTRY any STACKED GENE COTTON SEED unless D&PL has sold COTTON PLANTING SEED containing the same NON-MONSANTO COTTON GENE has been approved for commercial sale in the United States of America and for import into Japan ;

         (2) The STACKED GENE COTTON SEED must meet all standards for sale in the LICENSED COUNTRY as LICENSED COMMERCIAL SEED except that the traits imparted by the designated NON-MONSANTO COTTON GENE shall not be considered "unintended genetically-modified traits" for purposes of the terms of the D&M LICENSES, if necessary;

         (3) D&PL or the applicable D&M JOINT VENTURE COMPANY shall, at its sole expense, obtain all required official clearances or written approvals, if any, for COMMERCIAL SALE of seed containing the NON-MONSANTO COTTON GENE from all governmental agencies in the LICENSED COUNTRY which, as of that date, have authority to regulate the production, use, and sale of such seed in the LICENSED COUNTRY. D&PL may request that MONSANTO provide assistance, to obtain such approvals, and, if MONSANTO provides such assistance at D&PL's request. D&PL shall reimburse MONSANTO its reasonable expenses incurred in providing such requested assistance;

         (4) MONSANTO shall have the right by written notice to D&PL to prohibit the display of the BOLLGARD(R) GENE TRADEMARK on packages containing STACKED GENE COTTON SEED, provided that, in the event such notice is given, D&PL may sell such STACKED GENE COTTON SEED in packaging not displaying the BOLLGARD trademark.

         (5) Notwithstanding the provisions of any other agreement among the parties, D&PL shall defend and indemnify against and hold MONSANTO and its Affiliates and their respective employees, directors, officers, and agents harmless from any loss, cost, liability, or expense (including court costs and reasonable fees of attorneys and other professionals) incurred from any claim by cotton farmers who purchased LICENSED COMMERCIAL SEED and of distributors against whom such farmers may make claims arising or alleged to arise out of the performance of such STACKED GENE COTTON SEED or plants grown from STACKED GENE COTTON SEED, unless such failure of performance is proximately caused solely by the presence of a gene received from MONSANTO in such STACKED GENE COTTON SEED, provided that, on the issue of causation, D&PL shall bear the burden of proof and provided that costs of claims covered by the immediately preceding clause (i.e., claims where D&PL meets such burden of proof) shall be prorated between MONSANTO and D&PL so that MONSANTO'S respective percentage share of the costs of such claims shall be based on MONSANTO'S respective percentage share of the total of the net license revenues and seed premiums (in instances where no technology license fees are charged for such NON-MONSANTO COTTON GENE) derived from the presence of genetically-engineered technology in the subject STACKED GENE COTTON SEED.

         (6) In any year that a D&M JOINT VENTURE COMPANY is making COMMERCIAL SALES of STACKED GENE COTTON SEED in the LICENSED COUNTRY, the D&M JOINT VENTURE COMPANY shall have available for sale in the LICENSED COUNTRY quantities of LICENSED COMMERCIAL SEED containing only MONSANTO TECHNOLOGY (and no NON-MONSANTO COTTON GENES) which equal or exceed the quantities of the such LICENSED COMMERCIAL SEED sold by the D&M JOINT VENTURE COMPANY (net of returns) in the LICENSED COUNTRY in the immediately preceding year.

         (7) Any fees or other compensation paid to retailers and/or distributors for their service in granting licenses or sublicenses to growers relating to technology embodied in STACKED GENE COTTON SEED and/or to collect license fees from growers of STACKED GENE COTTON SEED, not specifically related to a particular technology, shall be apportioned based on the ratio between (i) the aggregate of royalties received by MONSANTO for use of MONSANTO TECHNOLOGY and (ii) the aggregate net license revenues and seed premiums or other value received by the subject technology provider (in instances where no technology license fees are charged for such NON-MONSANTO COTTON GENE) derived from the presence of genetically-engineered technology in the subject STACKED GENE COTTON SEED other than MONSANTO TECHNOLOGY, provided, however, in no event shall MONSANTO be required to pay or bear any amount of fees or other compensation to retailers and/or distributors for such services in excess of that which MONSANTO would have paid or borne for such services under this Agreement if the subject STACKED GENE COTTON SEED had been seed containing only the LEPIDOPTERAN ACTIVE GENE or other technology provided by MONSANTO. D&PL and any third party technology provider will provide to MONSANTO all information reasonably necessary to determine compliance with this Subsection 3.5(7) and D&PL shall refund to MONSANTO any fees or other compensation paid by MONSANTO to retailers and/or distributors which is in excess of the amount it should have paid under the above provisions no later than one month following notice from MONSANTO of a discrepancy or error.

         (8) Prior to sale in the LICENSED COUNTRY of any particular STACKED GENE COTTON SEED by a D&M JOINT VENTURE COMPANY, D&PL and any third party provider of a NON-MONSANTO COTTON GENE in the STACKED GENE COTTON SEED which D&PL proposes to sell shall meet with MONSANTO to address issues involving governmental regulations, public acceptance, or stewardship in the LICENSED COUNTRY of genetic technology embodied in that STACKED GENE COTTON SEED. In cases where there are bona fide disputes concerning the sale or the terms and conditions of sale of a particular STACKED GENE COTTON SEED in the LICENSED COUNTRY involving governmental regulations, public acceptance, or stewardship in the LICENSED COUNTRY of genetic technology embodied in that STACKED GENE COTTON SEED, D&PL shall not sell such STACKED GENE COTTON SEED in the LICENSED COUNTRY until MONSANTO, in its commercially reasonable judgment, has agreed to such sale, such agreement not to be unreasonably withheld or delayed.

         (9) D&PL shall provide to MONSANTO a copy of any amendment, under this Subsection 3.5, to the D&M LICENSES, for review and comment prior to its execution.

         IN WITNESS WHEREOF, this Agreement has been executed by duly authorized representatives of the parties herein.

                                      D&M INTERNATIONAL, L.L.C.
                                      By:  D&PL International Technology Corp.
                                      Its Managing Member

                                      By:_/s/ R. D. Greene_______________

                                      Title:_Vice President______________


                                      DELTA AND PINE LAND COMPANY

                                      By:_/s/ R. D. Greene ______________

                                      Title:_Vice President______________


                                      D&PL INTERNATIONAL TECHNOLOGY CORP.

                                      By:_/s/ R. D. Greene_______________

                                      Title:_Vice President______________


                                      MONSANTO COMPANY

                                      By:_/s/ W. R. Deaton_______________

                                      Title:_Cotton Strategy Lead________